____________, 2008

Corporate Acquirers, Inc.
126 East 56th Street
New York, NY 10022

Deutsche Bank Securities Inc.
60 Wall Street
New York, NY 10005

Pali Capital, Inc.
650 Fifth Avenue
New York, NY 10022

Re: Initial Public Offering

Ladies and Gentlemen:

The undersigned stockholder, officer and/or director of Corporate Acquirers, Inc. (the “Company”), in consideration of Deutsche Bank Securities Inc., the representative of the underwriters (the “Representative”) and Pali Capital, Inc. (“Pali”, and together with the Representative, the “Underwriters”) entering into a letter of intent (the “Letter of Intent”) to underwrite an initial public offering (the “IPO”) of the securities of the Company and embarking on, undertaking and continuing to participate in the IPO process, hereby agrees as follows (certain capitalized terms used herein are defined in paragraph 11 hereof):

1.  If the Company solicits approval of its stockholders of a Business Combination, the undersigned will: (i) vote all Insider Shares in accordance with the majority of the votes cast by the Public Stockholders, (ii) vote any IPO shares or shares of Common Stock acquired following the IPO in favor of the Business Combination and (iii) vote all Insider Shares, IPO Shares and all shares of Common Stock acquired following the IPO in favor of an amendment to the Company’s Amended and Restated Certificate of Incorporation to provide for perpetual existence of the Company in the event the Business Combination is approved.

2.  (a)    In the event that the Company fails to consummate a Business Combination within 24 months from the effective date (the “Effective Date”) of the Registration Statement (the “Termination Date”), the undersigned shall, in accordance with all applicable requirements of the Delaware General Corporation Law, take all action reasonably within his power to liquidate the Company and distribute all funds held in the Trust Account to the Public Stockholders as soon as reasonably practicable following the Termination Date in the manner and subject to the deductions set forth in the Prospectus. In addition, from and after the Termination Date, the undersigned will, in accordance with the Company’s Amended and Restated Certificate of Incorporation, take all action reasonably within his power to limit the Company’s activities to winding up its affairs and to dissolving the Company and liquidating the Trust Account.

(b)    Except with respect to any of the IPO Shares acquired by the undersigned in connection with or following the IPO, the undersigned hereby irrevocably: (i) waives any and all right, title, interest, cause of action or claim of any kind (a “Claim”) in or to all funds in the Trust Account and any remaining net assets of the Company upon liquidation of the Trust Account and dissolution of the Company; (ii) waives any Claim the undersigned may have in the future as a result of, or arising out of, any contracts or agreements with the Company, which Claim would reduce, encumber or otherwise adversely affect the amounts held in the Trust Account; and (iii) agrees that the undersigned will not seek recourse (legal, equitable or otherwise) against the Trust Account for any reason whatsoever. The undersigned hereby agrees that he shall promptly reimburse the Trust Account for any distribution of amounts in the Trust Account received by the undersigned in respect of his Shares. For clarity, the undersigned may receive distributions from the Trust Account in respect of IPO Shares.

3.  The undersigned acknowledges and agrees that the Company will not consummate any Business Combination involving a company affiliated with any of the Insiders, as defined below, unless the Company obtains an opinion from an independent investment banking firm reasonably acceptable to the Representative that the Business Combination is fair to the Company’s stockholders from a financial perspective.

4.  Neither the undersigned, any member of the family of the undersigned, nor any Affiliate of the Undersigned will be entitled to receive and will not accept any compensation for services rendered to the Company prior to the consummation of the Business Combination; provided that the undersigned shall be entitled to reimbursement from the Company for his out-of-pocket expenses incurred in connection with seeking and consummating a Business Combination.

5.  The undersigned agrees that neither the undersigned, any member of the family of the undersigned, nor any Affiliate of the undersigned will be entitled to receive or accept, and the undersigned, on behalf of the undersigned and the aforementioned parties, hereby waives any rights to a finder’s fee or any other compensation payable by the Company in the event the undersigned, any member of the family of the undersigned or any Affiliate of the undersigned originates a Business Combination.

6.  The undersigned’s information furnished to the Company and the Representative is true and accurate in all material respects, does not omit any material information with respect to the undersigned’s background and contains all of the information required to be disclosed pursuant to Section 401 of Regulation S-K, promulgated under the Securities Act of 1933, as amended.  The undersigned’s Questionnaire furnished to the Company and the Representative is true and accurate in all respects.  The undersigned further represents and warrants to the Company and the Representative that:

(a)  No petition under the Federal bankruptcy laws or any state insolvency law has been filed by or against, or a receiver, fiscal agent or similar officer was appointed by a court for the business or property of the undersigned, at or within two (2) years prior to the date hereof;

(b)  The undersigned has not been convicted in any criminal proceeding nor is the undersigned currently a named subject of a pending criminal proceeding (excluding traffic violations and other minor offenses);

(c)  The undersigned has not been the subject of any order, judgment, or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining the undersigned from, or otherwise limiting, the following activities:

(i) Acting as a futures commission merchant, introducing broker, commodity trading advisor, commodity pool operator, floor broker, leverage transaction merchant, any other person regulated by the Commodity Futures Trading Commission, or an associated person of any of the foregoing, or as an investment adviser, underwriter, broker or dealer in securities, or as an affiliated person, director or employee of any investment company, bank, savings and loan association or insurance company, or engaging in or continuing any conduct or practice in connection with such activity;

(ii) Engaging in any type of business practice; or

(iii) Engaging in any activity in connection with the purchase or sale of any security or commodity or in connection with any violation of Federal or State securities laws or Federal commodities laws;

(d)  The undersigned has not been the subject of any order, judgment or decree, not subsequently reversed, suspended or vacated, of any Federal or State authority barring, suspending or otherwise limiting for more than sixty (60) days the right of the undersigned to engage in any activity described in paragraph (c)(i) above, or to be associated with persons engaged in any such activity;

(e)  The undersigned has not been found by a court of competent jurisdiction in a civil action or by the Securities and Exchange Commission to have violated any Federal or State securities law, and the judgment in such civil action or finding by the Securities and Exchange Commission has not been subsequently reversed, suspended, or vacated; and

(f)  The undersigned has not been found by a court of competent jurisdiction in a civil action or by the Commodity Futures Trading Commission to have violated any Federal commodities law, and the judgment in such civil action or finding by the Commodity Futures Trading Commission has not been subsequently reversed, suspended or vacated.

7.  The undersigned will escrow his Insider Shares for the period commencing on the Effective Date and ending one (1) year following the consummation of a Business Combination, unless the Company were to consummate a transaction after the consummation of the initial Business Combination that results in all of the stockholders having the right to exchange their Common Stock for cash, securities or other property, in each case subject to the terms of the Securities Escrow Agreement, provided, however, that transfers may be made to permitted transferees, subject to and in accordance with such Securities Escrow Agreement.

8.  The undersigned has full right and power, without violating any agreement by which the undersigned is bound, to enter into this letter agreement.

9.  The undersigned authorizes any employer, financial institution, or consumer credit reporting agency to release to the Representative and its legal representatives or agents (including any investigative search firm retained by the Representative) any information they may have about the undersigned’s background and finances (the “Information”).  Neither the Representative nor its agents shall be violating the undersigned’s right of privacy in any manner in requesting and obtaining the Information and the undersigned hereby releases the Representative from liability for any damage whatsoever in that connection.

10.  The undersigned hereby agrees not to propose or vote in favor of, any amendment to the Company’s Amended and Restated Certificate of Incorporation that requires the affirmative vote of at least 95% of the Company’s outstanding Common Stock other than in connection with the Business Combination. This paragraph may not be modified or amended under any circumstances.

11.  As used herein: (i) “Affiliate” shall mean any entity or person that directly or indirectly controls, is controlled by or is under common control with, the undersigned; (ii) “Business Combination” shall mean an acquisition, by merger, capital stock exchange, asset or stock acquisition, reorganization or otherwise and as otherwise described in the Registration Statement relating to the IPO, of an operating business selected by the Company; (iii) “Common Stock” shall mean the common stock, par value $.0001 per share, of the Company; (iv) “Insiders” shall mean all officers, directors and stockholders of the Company immediately prior to the IPO; (v) “Insider Shares” shall mean all of the shares of Common Stock owned by an Insider, prior to the IPO; (vi) “IPO Shares” shall mean the shares of Common Stock issued in the Company’s IPO; (vii) “Private Placement” shall mean the private placement of 3,000,000 warrants of the Company prior to the IPO; (viii) “Prospectus” shall mean the prospectus contained in the Registration Statement; (ix) “Public Stockholders” shall mean the holders of the securities issued by the Company in the IPO; (x) “Private Warrants” shall mean the 3,000,000 warrants granted to Corporate Acquirers, LLC by the Company; (xi) “Registration Statement” shall mean the registration statement, No. 333-149037 on Form S-1 filed by the Company in connection with the IPO; and (xii) “Trust Account” means the trust account in which the proceeds to the Company of the IPO will be deposited and held for the benefit of the holders of the IPO shares, as described in greater detail in the Prospectus.

12.  The undersigned hereby agrees that any action, proceeding or claim against the undersigned arising out of or relating in any way to this Agreement shall be brought and enforced in the courts of the State of New York or the United States District Court for the Southern District of New York, and irrevocably submits to such jurisdiction, which jurisdiction shall be exclusive. The undersigned hereby waives any objection to such exclusive jurisdiction and that such courts represent an inconvenience forum.

________________________________
Patrick J. Martin